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                                                                        EX-21.01

SUBSIDIARIES OF THE REGISTRANT

Exhibit 21.01

Subsidiary                                       Country of Incorporation
----------                                       ------------------------
Oracle Argentina, S.A.                                  Argentina
Oracle Corporation (Australia) Pty. Ltd.                Australia
Oracle Australia Property Pty. Ltd.                     Australia
One Meaning Pty. Ltd.                                   Australia
Oracle GmbH                                             Austria
Oracle (Barbados) Foreign Sales Corporation             Barbados
Oracle Belgium N.V.                                     Belgium
Oracle do Brasil Sistemas Limitada                      Brazil
Oracle Corporation Canada Inc.                          Canada
La Societe D'Informatique Oracle du Quebec Inc.         Canada
Oracle Caribbean, Inc.                                  Puerto Rico
Oracle Holding Cayman                                   Cayman Islands
Oracle International Holding Company                    Cayman Islands
Sistemas Oracle de Chile, S.A.                          Chile
Centro de Capacitacion Oracles Ltda.                    Chile
Beijing Oracle Software Systems Company Limited         China
Oracle Colombia Limitada                                Colombia
Oracle de Centroamerica  S.A.                           Costa Rica
Oracle Software d.o.o.                                  Croatia
Oracle Czech s.r.o.                                     Czech Republic
Oracle Danmark ApS                                      Denmark
Oracle Ecuador, S.A.                                    Ecuador
Oracle Egypt Ltd.                                       Egypt
Oracle Finland OY                                       Finland
Oracle France, S.A.S.                                   France
Expansion, S.A.                                         France
Concentra S.A.                                          France
Oracle Deutschland GmbH                                 Germany
Concentra GmbH                                          Germany
Oracle Hellas, S.A.                                     Greece
Oracle Systems Hong Kong Limited                        Hong Kong
Oracle Systems China (Hong Kong) Limited                Hong Kong
Oracle Hungary Kft.                                     Hungary
Oracle Software India Ltd.                              India
PT Oracle Indonesia                                     Indonesia
Oracle EMEA Limited                                     Ireland
Oracle Technology Company                               Ireland
Oracle Software Systems Israel Limited                  Israel
Oracle Italia S.R.L.                                    Italy
Oracle Corporation Japan                                Japan
Oracle Systems (Korea), Ltd.                            Korea
Oracle Corporation Malaysia Sdn. Bhd.                   Malaysia
Oracle Mexico, S.A. de C.V.                             Mexico
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
Oracle Nederland B.V.                                   The Netherlands
Oracle Distribution B.V.                                The Netherlands
Oracle Licensing B.V.                                   The Netherlands
Tinoway Nederland B.V.                                  The Netherlands
Tinoway International B.V.                              The Netherlands
Oracle Holding Antilles N.V.                            Netherlands Antilles
Oracle New Zealand, Ltd.                                New Zealand
Oracle Norge AS                                         Norway
Oracle del Peru, S.A.                                   Peru
Oracle Philippines, Inc.                                Philippines
Oracle Polska, Sp.z.o.o.                                Poland
Oracle Portugal - Sistemas de Informacao Lda.           Portugal
Saudi Oracle Limited                                    Saudi Arabia
Oracle Corporation Singapore Pte. Ltd.                  Singapore
Oracle Slovensko spol. s.r.o.                           Slovakia
Oracle Software d.o.o., Ljubljana, Slovenia             Slovenia
Oracle Corporation (South Africa)(Pty) Limited          South Africa
Oracle Iberica, S.R.L.                                  Spain
Oracle Svenska AB                                       Sweden
Oracle Software (Switzerland) LLC                       Switzerland
Oracle AG                                               Switzerland (ECEMEA territory)
Oracle Corporation (Thailand) Co. Ltd.                  Thailand
Oracle Bilgisayar Sistemleri Limited Sirketi            Turkey
Oracle Systems Limited                                  United Arab Emirates
Oracle Corporation UK Limited                           UK
Oracle Corporation Nominees Limited                     UK
Oracle Resources Ltd.                                   UK
Oracle Corporation OLAP, Ltd.                           UK
Oracle EMEA Management Ltd.                             UK
One Meaning, Ltd.                                       UK
Concentra Limited                                       UK
Versatility UK Ltd.                                     UK
Versatility Virgin Islands, Inc.                        U.S. Virgin Islands
Oracle Uruguay, S.A.                                    Uruguay
Oracle de Venezuela, C.A.                               Venezuela
Oracle Vietnam Pty. Ltd.                                Vietnam
BusinessOnline, Inc.                                    Delaware
Concentra Corporation                                   Delaware
CTRA Holdings Corporation                               Massachusetts
Datalogix International, Inc.                           New York
Delphi Asset Management Corporation                     Nevada
Drutt Corporation                                       Delaware
E-Travel, Inc.                                          Delaware
Graphical Information, Inc.                             Florida
Loandata LLC                                            Massachusetts
One Meaning, Inc.                                       Delaware
Oracle Cable, Inc.                                      Delaware
Oracle China, Inc.                                      California
Oracle Complex Systems Corporation                      Delaware
Oracle Credit Corporation                               California

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Oracle Holdings, Inc.                                   Delaware
Oracle International Investment Corporation             California
Oracle Japan Holding, Inc.                              Delaware
Oracle Taiwan, Inc.                                     California
Oracle Tutor Corporation                                California
OracleMobile, Inc.                                      Delaware
RSIB, Inc.                                              Delaware
Treasury Services Corporation                           California
Versatility, Inc.                                       Delaware
Wisdom Systems, Inc.                                    Delaware